UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P.

On March 29, 2016, in connection with an at Market Issuance of 8.250% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, of Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, the Company’s operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, entered into a Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership, or the Fourth Amendment. The Fourth Amendment provides for the designation of 8,000,000 additional units of the Operating Partnership’s 8.250% Series A Cumulative Redeemable Preferred Units, or the Series A Preferred Units, of which a total of 10,875,000 units are designated as Series A Preferred Units. To date, the Operating Partnership has issued 3,021,460 Series A Preferred Units to the Company in exchange for the offering proceeds from an equal number of shares of the Company’s Series A Preferred Stock. The outstanding but unissued Series A Preferred Units will be held for future issuance to the Company. The Series A Preferred Units have substantially similar rights and preferences as the Series A Preferred Stock.

The foregoing description of the Fourth Amendment is a summary and is qualified in its entirety by the terms of the Fourth Amendment, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: April 19, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 29, 2016